CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)

                             FAR REACH HOLDINGS, LTD

         I, the undersigned, Shirley Berthurum, President and Secretary of Far Reach Holdings, Ltd., do hereby certify:

         THAT THE BOARD OF DIRECTORS OF SAID CORPORATION AT A MEETING DULY CONVENED, HELD ON THE 11TH day of November 1999, adopted a resolution to amend the original Articles of Incorporation as follows;

         RESOLVED: That the Corporation declare a 1000 to 1 forward stock split;

         RESOLVED: That the number of shares of the corporation issued and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000;

         RESOLVED: That the authorized stock of the Company be and is hereby amended as follows;

             100,000,000 shares of Common Stock with a par value of $.001 share.

         RESOLVED: That the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

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         President

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         Secretary